ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1

NEWS RELEASE

Abraxas Petroleum Corporation Files Preliminary Proxy Statement
for Merger with Abraxas Energy Partners, L.P.

SAN ANTONIO (July 10, 2009) - Abraxas Petroleum Corporation (NASDAQ:AXAS) (“Abraxas Petroleum”) today announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) for a special meeting of stockholders (“Special Meeting”) to be held to vote on Abraxas Petroleum’s pending merger with Abraxas Energy Partners, L.P. (“Abraxas Energy”) and the transactions contemplated thereby.

As previously announced on June 30, 2009, Abraxas Petroleum entered into a definitive merger agreement with Abraxas Energy (“Merger Agreement”), pursuant to which Abraxas Energy will merge with and into Abraxas Petroleum, and that holders of 96% of the common units of Abraxas Energy not held by a wholly-owned subsidiary of Abraxas Petroleum have executed a voting, registration rights and lock-up agreement (“Voting Agreement”) with Abraxas Petroleum and Abraxas Energy.

The Merger Agreement provides that each outstanding common unit of Abraxas Energy not held by a wholly-owned subsidiary of Abraxas will be acquired by Abraxas Petroleum for $6.00 per common unit payable in shares of Abraxas Petroleum common stock.  The number of shares of Abraxas Petroleum common stock will range from 4.25 to 6.00 per common unit of Abraxas Energy and will amount to approximately 26 – 36 million shares of Abraxas Petroleum common stock.  The share range equates to $1.00 to $1.41 per share of Abraxas Petroleum and will be determined based on the 20-day trading average prior to the Special Meeting.

The Voting Agreement provides an automatic vote, or proxy to vote, by the unaffiliated unitholders of Abraxas Energy in favor of the merger and for a 90-day lock-up period followed by a multi-year staggered lock-up period.  The Voting Agreement also provides for a standstill by the private investors on their rights under the existing exchange and registration rights agreement and a standstill by Abraxas Energy on its initial public offering.

The preliminary proxy statement is subject to SEC review.  The date of the Special Meeting of Abraxas Petroleum stockholders and the record date for the Special Meeting will be specified in the definitive proxy statement to be mailed to stockholders following such review.

Where to Find Information About the Merger
In order to effectuate the vote of its stockholders, Abraxas Petroleum will file a definitive proxy statement and other documents regarding the merger with the Securities and Exchange Commission (the “SEC”).  Abraxas Petroleum stockholders are urged to read the definitive proxy statement when it becomes available because it will contain important information.  Stockholders may obtain a copy of the definitive proxy statement when it becomes available and any other relevant documents with the SEC for free on the SEC’s website, www.sec.gov.  They may also obtain copies from Abraxas Petroleum Investor Relations at 18803 Meisner Drive, San Antonio, Texas 78258.

Participants in the Proxy Solicitation
Abraxas Petroleum and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Abraxas Petroleum stockholders in connection with the merger.  Such individuals may have interests in the merger.  Current detailed information about the affiliations and interests of the participants in the solicitation by ownership or otherwise, can be found in the proxy statement relating to Abraxas Petroleum’s 2009 Annual Meeting of Stockholders that was filed on April 20, 2009, and in Abraxas Petroleum’s Annual Report on Form 10-K filed on February 24, 2009 and in any proxy statement that has been or will be filed with the SEC in connection with the Merger.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas, the Mid-Continent and the Rocky Mountains.  Abraxas Petroleum, through a wholly-owned subsidiary, owns 48% of Abraxas Energy and manages its day-to-day operations through its 100% ownership of the general partner.

Abraxas Energy Partners, L.P. is a San Antonio based upstream master limited partnership with operations across the Rocky Mountain, Mid-Continent, Permian Basin and Gulf Coast regions of the United States.

The securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for its crude oil and natural gas.  In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675